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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-1 Amendment No. 3 of ARC Group Worldwide, Inc. of our report dated October 3, 2013, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of ARC Group Worldwide, Inc. for the year ended June 30, 2013.

        We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Hein & Associates LLP

Denver, Colorado
March 11, 2015

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM